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                                                                   Exhibit 10(a)






                                 THIRD AMENDMENT
                                       TO
                           REVOLVING CREDIT AGREEMENT


     Third Amendment dated as of February 12, 2003 to Revolving Credit Agreement (the "Third Amendment"), by and among CABOT FINANCE BV, a private company with limited liability organized under the laws of the Netherlands (the "Borrower"), FLEET NATIONAL BANK, COMMERZBANK AG, NEW YORK BRANCH, MIZUHO CORPORATE BANK
(USA) and the other lending institutions listed on Schedule 1 to the Credit Agreement (as hereinafter defined) (the "Banks"), amending certain provisions of the Revolving Credit Agreement dated as of November 10, 2000 (as amended and in effect from time to time, the "Credit Agreement") by and among the Borrower, the Banks, COMMERZBANK AG, NEW YORK BRANCH as documentation agent for the Banks and FLEET NATIONAL BANK in its capacity as agent for the Banks (the "Agent"). Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

     WHEREAS, the Borrower and the Banks have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Third Amendment;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. AMENDMENT TO SECTION 1 OF THE CREDIT AGREEMENT. Section 1 of the Credit Agreement is hereby amended as follows:

     (a) the definition of "Agent's Special Counsel" is hereby amended by deleting the words "Bingham Dana LLP" which appear in such definition and substituting in place thereof the words "Bingham McCutchen LLP";

     (b) the definition of "Revolving Credit Loan Maturity Date" is hereby amended by deleting the words "November 10, 2003" which appear in such definition and substituting in place thereof the words "November 10, 2004";

     (c) Section 1.1 of the Credit Agreement is further amended by inserting the following definitions in the appropriate alphabetical order:


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          Applicable Margin. With respect to all Base Rate Loans and
     Eurocurrency Rate Loans, at any time of determination thereof, the applicable annual percentage rate set forth in the table below opposite the Debt Ratings with respect to Long Term Senior Debt of Cabot then in effect, subject to the provisions set forth below:

             DEBT RATING                         APPLICABLE MARGIN
             -----------                         -----------------
                                                            Eurocurrency Rate
          S&P            Moody's        Base Rate Loans          Loans
          ---            -------        ---------------     -----------------
     A- or better     A3 or better             0%                0.75%
     BBB+             Baa1                     0%               0.875%
     BBB              Baa2                     0%                1.00%
     BBB-             Baa3                     0%                1.25%
     Below BBB-       Below Baa3               0%                1.75%

     provided that (a) in the event of a split rating by the two rating agencies with respect to the same Long Term Senior Debt where such ratings differ only by one level, the higher rating shall determine the Applicable Margin,
     (b) in the event of a split rating by the two rating agencies with respect to the same Long Term Senior Debt where such ratings differ by more than one level, the rating level that is one level above the lower level shall determine the Applicable Margin, (c) in the event that only one of the two rating agencies issues a Debt Rating, such rating shall determine the Applicable Margin, (d) in the event that different types or series of Long Term Senior Debt have different Debt Ratings, the Long Term Senior Debt with the highest Debt Ratings will be used to determine the Applicable Margin, and (e) in the event that S&P and Moody's and any Successor Rating Agency cease to issue Debt Ratings, the Agent, the Banks and the Borrower shall commence negotiations in good faith to agree on a new methodology for determining the Applicable Margin and until such new methodology has been agreed to in writing by the Agent, the Banks and the Borrower, the Applicable Margin shall be two levels higher than the most recent Applicable Margin which was determined by a Debt Rating; and provided, further, in the event that there is a Successor Rating Agency or there is a change in rating terminology by S&P or Moody's, each of the Borrower and the Majority Banks shall agree as to the amendment of the table set forth above taking into account the explanation of such new rating terminology by S&P, Moody's or such Successor Rating Agency, as the case may be, and its comparability to the Debt Ratings set forth in the table above.

          Debt Rating. At the relevant time of reference thereto, the rating issued from time to time (whether on a preliminary basis or otherwise) by S&P or Moody's or such other rating service or services as the Borrower may designate from time to time with the consent of the Majority Banks (each a "Successor Rating Agency") with respect to Cabot's unsecured Indebtedness not maturing within twelve (12) months, Cabot's repayment obligations thereunder not supported or otherwise enhanced by any other Person (including, without limitation, supported by any letter of credit or other instrument, agreement, or


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     document issued by any other Person), and Cabot's unsecured Indebtedness not subordinated by its terms in right of payment to other Cabot's Indebtedness (such Indebtedness, "Long Term Senior Debt").

          Long Term Senior Debt. See definition of "Debt Rating".

          Moody's. Moody's Investors Services, Inc.

          S&P. Standard & Poor's Ratings Group.

          Successor Rating Agency. See definition of "Debt Rating".

     SECTION 2. AMENDMENT TO SECTION 2 OF THE CREDIT AGREEMENT. Section 2.5 of the Credit Agreement is hereby amended as follows:

     (a) Section 2.5(a) of the Credit Agreement is hereby amended by inserting the words "plus the Applicable Margin" immediately after the words "per annum rate equal to the Base Rate" which appear at the end of such section; and

     (b) Section 2.5(b) of the Credit Agreement is hereby amended by deleting the words "of seventy (70) basis points per annum above the Eurocurrency Rate determined for such Interest Period" and substituting in place thereof the words "equal to the Eurocurrency Rate determined for such Interest Period plus the Applicable Margin".

     SECTION 3. CONDITIONS TO EFFECTIVENESS. This Third Amendment shall not become effective until the Agent receives the following:

     (a) a counterpart of this Third Amendment, executed by the Borrower, Cabot and the Banks;

     (b) evidence satisfactory to the Agent that all corporate action necessary for the valid execution, delivery and performance by the Borrower and Cabot of this Third Amendment shall have been duly and effectively taken;

     (c) payment by the Borrower to the Agent, for the account of each Bank, of an amendment fee equal to fifteen (15) basis points on each such Bank's Commitment; and

     (d) payment by the Borrower of all fees, expenses and disbursements of the Agent, any of its affiliates or the Agent's Special Counsel incurred by the Agent, such affiliate or the Agent's Special Counsel in connection with the preparation of this Amendment.

     SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in Section 7 of the Credit Agreement (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), provided, that all references therein to


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the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower of this Third Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby are within the authority of the Borrower and have been duly authorized by all necessary action on the part of the Borrower.

     SECTION 5. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement , the other Loan Documents (which, for the avoidance of doubt, shall included the Guaranty) and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Third Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

     SECTION 6. NO WAIVER. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agent, the Documentation Agent or the Banks consequent thereon.

     SECTION 7. COUNTERPARTS. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     SECTION 8. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS).


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     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as a document under seal as of the date first above written.


                                         CABOT FINANCE BV



                                         By: /s/ John A. Shaw
                                             --------------------------------
                                             Name:  John A. Shaw
                                             Title: Executive Vice President
                                                     and Chief Financial Officer


                                         FLEET NATIONAL BANK



                                         By: /s/ Marwan Isbaih
                                            --------------------------------
                                                Title: Director


                                         COMMERZBANK AG, NEW YORK BRANCH



                                         By: /s/ Robert S. Taylor, Jr.
                                            --------------------------------
                                                Title: Senior Vice President


                                         By: /s/ Andrew P. Lusk
                                            --------------------------------
                                                Title: Assistant Vice President


                                         MIZUHO CORPORATE BANK (USA)



                                         By: /s/ Takuya Honjo
                                             --------------------------------
                                                Title: President and Chief
                                                         Executive Officer


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                            RATIFICATION OF GUARANTY

     The undersigned guarantor (the "Guarantor") hereby acknowledges and consents to the foregoing Third Amendment as of February 12, 2003, and agrees that the Guaranty dated as of May 14, 2001 from the undersigned Guarantor remains in full force and effect, and the Guarantor confirms and ratifies all of its obligations thereunder.


                                         CABOT CORPORATION



                                         By: /s/John A. Shaw
                                             --------------------------------
                                             Title: Executive Vice President
                                                     and Chief Executive Officer



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